UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 8, 2019

VMWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33622	94-3292913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA		94304
(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	VMW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On October 8, 2019, VMware, Inc., a Delaware corporation (“VMware”), completed the previously announced acquisition of Carbon Black, Inc., a Delaware corporation (“Carbon Black”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 22, 2019, by and among VMware, Carbon Black and Calistoga Merger Corp., a Delaware corporation and wholly owned subsidiary of VMware (the “Purchaser”).

As previously disclosed, pursuant to the Merger Agreement, on September 6, 2019, the Purchaser commenced a cash tender offer (the “Offer”) for all of the outstanding shares of common stock (“Shares”), of Carbon Black, at a price of $26.00 per Share, without interest, net to the seller in cash, and less any applicable withholding of taxes. The Offer and withdrawal rights expired at 5:00 p.m., New York City Time, on October 7, 2019 and were not extended. A total of 64,173,721 Shares were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 85.1% of the outstanding Shares. With all conditions to the Offer satisfied, on October 8, 2019, the Purchaser accepted for purchase all Shares that were validly tendered pursuant to the Offer and not validly withdrawn.

As a result of its acceptance of the Shares tendered in the Offer, Purchaser acquired a sufficient number of Shares to complete the acquisition of Carbon Black, pursuant to the terms of the Merger Agreement, by merging the Purchaser with and into Carbon Black, with Carbon Black surviving (the “Merger”). The Merger was effected without a vote of the stockholders of Carbon Black pursuant to Section 251(h) of the Delaware General Corporation Law and was consummated on October 8, 2019. Pursuant to the terms of the Merger Agreement, each Share that was issued and outstanding immediately prior to the effective time of the Merger was converted automatically into the right to receive $26.00 in cash, without interest and less any applicable withholding of taxes (the same amount per Share paid in the Offer).

As a result of the acquisition, Shares of Carbon Black ceased to be traded on the Nasdaq Stock Market, effective as of market open on October 8, 2019.

VMware issued a press release announcing the completion of the acquisition on October 8, 2019, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The foregoing descriptions of the Offer, the Merger and the Merger Agreement in this Item 8.01 do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to VMware’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 22, 2019, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of VMware, Inc., dated October 8, 2019

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2019

VMware, Inc.

By:	/s/ Craig Norris
Craig Norris
Vice President, Deputy General Counsel and Assistant Secretary